SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2007

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 8.01 Other Events

mPhase Technologies, Inc. "mPhase" has been awarded a phase I US Army Small Business Technology Transfer (STTR) Program Grant.. This award is a phase 1 six month research effort to develop a 30 plus year shelf life, low power, green battery (coin cell or similar) that will continuously power a static random access memory circuit for a computer device. SRAM is a common type of digital memory chip used in a wide variety of electronic systems for data storage.

During the six month research period, the team will characterize the design, conduct capacity and stability measurements of a reserve style power cell based on Lithium chemistry. Long term stability and shelf life is achieved by initially separating the active materials of the power cell during storage, and controlling the activation of the cell until needed to provide power. This research program extends the design of the mPhase smart battery to support the use of non-water based electrolytes that are commonly used in lithium based batteries. Lithium batteries are favored for powering many different types of electronic devices due to their higher voltage and power requirements than can be supplied by more common alkaline batteries.

The Phase I grant, valued at $100,000, will enable mPhase to competitively compete for a Phase II grant for up to $800,000 to continue future advancements in the design. Successful completion of the Phase II award is an avenue used by U.S. government defense agencies to adopt advanced technology for commercialization and use.

Rutgers University will support mPhase, and its newly formed subsidiary Always Ready, Inc., during the award period as a subcontractor under the award guidelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: July 17, 2007